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                                                                    EXHIBIT 4.5

                             EARTHLINK NETWORK, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

EarthLink Network, Inc., a California corporation (the "Company"), hereby grants to Robert Johnson (the "Optionee") an option (the "Option") to purchase a total of 10,000 shares of Common Stock (the "Shares") of the Company, at the price and on the terms set forth herein.

1. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

2.   Definitions. As used herein, the following definitions shall apply:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Common Stock" shall mean the Common Stock of the Company.

     (c) "Continuous Employment" or "Continuous Status As An Employee" shall mean the absence of any interruption or termination of employment or service as an Employee by the Company or any Parent or Subsidiary of the Company which now exists or is hereafter organized or acquired by or acquires the Company. Continuous Employment shall not be considered interrupted in the case of transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or its successors.

     (d) "Disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months. In determining the Disability of an Optionee, the Board may require the Optionee to furnish proof of the existence of Disability and may select a physician to examine the Optionee. The final determination as to the Disability of the Optionee shall be made by the Board.

     (e) "Employee" shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors. A person shall not be deemed to be employed by the Company merely because such person is a member of the Board of Directors of the Company or a consultant to the Company.

     (f)  "Optioned Stock" shall mean the Common Stock subject to this Option.

     (g) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Sections 424(e) and (g) of the Code.

     (h) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.


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     (i)  "Termination for Cause" shall mean termination of employment as a result of (i) any act or acts by the Optionee constituting a felony under any federal, state or local law; (ii) the Optionee's willful and continued failure to perform the duties assigned to him as an Employee (iii) any material breach by the Optionee of any agreement with the Company concerning his employment or other understanding concerning the terms and conditions of employment by the Company; (iv) dishonesty, gross negligence or malfeasance by the Optionee in the performance of his duties as an Employee or any conduct by the Optionee which involves a material conflict of interest with any business of the Company or any affiliate of the Company; or (v) the Optionee's taking or knowingly omitting to take any other action or actions in the performance of Optionee's duties as an Employee without informing appropriate members of management to whom such Optionee reports, which action or actions, in the determination of the Board, have caused or substantially contributed to the material deterioration in the business or financial condition of the Company or any affiliate of the Company, taken as a whole.

3. Date of Grant; Term of Option. This Option is granted as of December 1, 1995 (the "Grant Date"), and subject to Section 8 hereof, it may not be exercised later than November 30, 2005.

4.   Option Exercise Price. The Option exercise price is $9.07 per Share.

5. Exercise of Option. This Option shall be exercisable during its term only as follows:

     (a) Right to Exercise. This Option shall vest and be exercisable in equal quarterly installments with the first installment vesting on September 19, 1995 and with an additional installment scheduled to vest on the nineteenth day of each third calendar month thereafter though March, 2000, as long as the Optionee remains in the Continuous Employment of the Company. The exact number of installments shall be equal to that number of installments that enables this Option to vest in full on March 19, 2000, provided that this Option has not otherwise terminated.

     (b) Method of Exercise. This Option shall be exercisable from time to time as to all or any portion of the Shares as to which this Option is then exercisable by execution of a stock purchase agreement in the form of Attachment A attached hereto (the "Stock Purchase Agreement"). The Stock Purchase Agreement shall be duly completed and signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The Stock Purchase Agreement shall be accompanied by payment of the aggregate Option exercise price. Such payment of the aggregate Option exercise price shall be by check payable to the Company. The certificate or certificates for the Shares as to which this Option shall be exercised shall be registered in the name of the Optionee (or any permitted successor or assign) and shall be legended as required under Section 15 hereof and/or applicable blue sky or other laws.

     (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant thereto to comply with such laws or regulations. As a condition to the exercise of this Option, the


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Company may require the Optionee to make any representation and warranty to the
Company as may be required by any applicable law or regulation. This Option may not be exercised for a fraction of a Share.

     (d) Effect of Exercise. Exercise of this Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for sale under this Option by the number of Shares as to which this Option is exercised.

6. No Rights as Shareholder. Until this Option is properly exercised in whole or in part in accordance with the terms of Section 5 hereof, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date this Option is exercised, except as provided in Section 10 hereof.

7. Deliver of Share Certificates. As soon as practicable after any proper exercise of this Option, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which this Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which this Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

8. Termination of Status as an Employee. If the Optionee ceases to serve as an Employee for any reason other than death, Disability or Termination for Cause, and thereby terminates his Continuous Status As An Employee, the Optionee shall have the right to exercise this Option at any time within 30 days after the date of such termination to the extent that the Optionee was entitled to exercise this Option at the date of such termination. If the Optionee ceases to serve as an Employee due to death or Disability, this Option may be exercised at any time within 130 days subsequent to the death or Disability of the Optionee, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, or, in the case of Disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise this Option at the date of such termination. If an Optionee's Continuous Status As An Employee terminates due to his Termination for Cause, this Option shall terminate as of the date of such Termination for Cause to the extent not exercised as of such date. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 3 hereof.

9. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or as a transfer between spouses incident to a divorce, and any such attempt may result, at the discretion of the Board, in the termination of this Option. During the lifetime of the Optionee this Option may be exercised only by the Optionee or his guardian. Subject to the foregoing, the terms of this Option


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shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.  Adjustment Upon Changes in Capitalization or Merger.

     (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, as well as the exercise price per Share of the Shares covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, recapitalization or reclassification of the Common Stock, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to Employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option.

     (b) In the event of a proposed dissolution or liquidation of the Company or the sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company, the Board shall (i) make provisions for the assumption of this Option, if then outstanding, by the successor corporation or a Parent or a Subsidiary thereof, or (ii) declare that this Option, if then outstanding, shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Optionee (unless such 30-day period is waived by the Optionee) and shall give the Optionee the right to exercise this Option as to all or any part of the shares underlying this Option to the extent then exercisable, provided such exercise does not violate Section 8 hereof.

     (c) No fractional share of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by this Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

11. Investment Representations. Unless the Shares have been registered under the Securities Act of 1993, in connection with the acquisition of this Option, the Optionee represents and warrants as follows:

     (a) The Optionee is acquiring this Option, and upon exercise of this Option, he will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.


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     (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of this Option and the Shares.

12. Reservation of Shares. The Company covenants and agrees that during the term of this Option the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Option at least the maximum number of shares of Common Stock as are issuable upon the exercise of this Option.

13. Continuation of Employment. This Option shall not confer upon the Optionee any right whatsoever to continue in the employment of the Company or any of its Subsidiaries or limit or restrict in any respect the rights of the Company, which rights are hereby expressly reserved, to terminate the Optionee's employment and compensation at any time for any reason whatsoever, with or without cause, in the Company's discretion and with or without notice.

14. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

15. Legends. Each certificate representing the Shares shall contain such legends as may be required under applicable blue sky laws. Unless an appropriate registration statement is filed and becomes effective pursuant to the Securities Act of 1993, as amended, with respect to the Shares, each certificate representing such Shares shall also have endorsed thereon a legend substantially as follows:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR ITS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


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16.  Action by the Company. The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or any class of preferred stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

17. Interpretation. As a condition to the granting of this Option, the Optionee and each person who succeeds to the Optionee's rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Board in its sole discretion, and that any such determination or interpretation of the terms of this Option by the Board shall be final, binding and conclusive.

18. Notices. Any notice to be given to the Company pursuant to this Option shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) as its principal office, and any notice to be given to the Optionee shall be delivered personally or addressed to him at the address given beneath his signature set forth below, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

19. Invalid Provisions. In the event that any provision of this Option is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or enforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

20. Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of California.

Dated as of June 19, 1995

                                        EarthLink Network, Inc.
                                        By:

                                        ------------------------------
                                        Sky Dayton
                                        Its CEO


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                                 ACKNOWLEDGMENT

     The Optionee hereby accepts this Option subject to all of the terms and provisions hereof.


                                        -----------------------------
                                        Robert Johnson

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT TO BE ENTERED INTO BETWEEN THE HOLDER OF THIS OPTION AND THE COMPANY UPON EXERCISE OF THIS OPTION, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.


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                                             For Use Upon Exercise of Options

                             EARTHLINK NETWORK, INC.

                            STOCK PURCHASE AGREEMENT

     This Agreement is made as of the ___ day of ____________, 19 , by and between EarthLink Network, Inc., a California corporation (the "Company"), and Robert Johnson ("Optionee"). Unless the context herein otherwise requires, capitalized terms used herein shall have the same meaning as such capitalized terms have under the Nonstatutory Stock Option Agreement dated as of June 19, 1995 between the Company and Optionee (the "Option Agreement").

                                 R E C I T A L S

     A. Optionee was granted a Stock Option (the "Option") on June 19, 1995.

     B. Pursuant to said Option, Optionee was granted the right to purchase 10,000 shares of the Company's common stock, as adjusted in accordance with the Plan (the "Optioned Shares") at $9.07 per Share (the "Exercise Price"), as adjusted in accordance with the Option Agreement.

     C. Optionee has elected to exercise the Option to purchase _____ of such Optioned Shares (herein referred to as the "Shares") under the Option Agreement.

     D. As required by the Option Agreement, as a condition to Optionee's exercise of his Option, Optionee must execute this Agreement which gives the Company the right of first refusal upon transfer.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. Exercise of Option. Subject to the terms and conditions hereof, Optionee hereby agrees to exercise his Option or a portion thereof to purchase ____ Shares at $__________ per payable in accordance with the terms and provisions of the Option Agreement.

     2. Company's Right To Repurchase Shares.

     (a) If an Optionee ceases to serve as an Employee for any reason, including death, Disability or Termination for Cause, and thereby terminates his Continuous Status As An Employee, the Company shall have the right to repurchase all of the Shares purchased by Optionee hereunder, at a price to be determined as set forth below. Such right on the part of the Company shall commence upon the last day of such Optionee's Continuous Status As An Employee (the "Termination Date") and shall expire on the 90th day after the Termination Date.

     (b) The repurchase price shall be an amount equal to the higher of the exercise price of the Option or 100% of the Company's net book value per share times the number of shares to be repurchased. For purposes of the foregoing determination, the net book value shall mean the book value of the Company's assets net of all of the Company's liabilities as determined by the Company's accountants, in accordance with generally accepted accounting principles consistently applied, as of the last day of the last calendar quarter prior to the Termination Date. The repurchase price may be paid by


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the Company by check, evidence of cancellation of indebtedness of Optionee to
Company, or some combination thereof, as the Company acting in its sole discretion determines.

     3. Right of First Refusal. Before any Shares registered in the name of Optionee may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible), in the following manner:

     (a) Optionee shall deliver a notice ("Notice") to the Company stating (i) his bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or transferred, (iii) the price for which he proposes to sell or transfer such Shares, and (iv) the name of the proposed purchaser or transferee.

     (b) Within 30 days after receipt of the Notice, the Company or its assignee may elect to purchase any or all Shares to which the Notice refers, at the price per Share and on the same terms (or terms as similar as reasonably possible) specified in the Notice.

     (c) If all or a portion of the Shares to which the Notice refers are not elected to be purchased pursuant to paragraph 3(b) hereof, Optionee may sell the Shares not purchased by the Company to any person named in the Notice at the price and terms specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of said Notice to the Company, and provided, further, that any such sale is in accordance with all the terms and conditions hereof.

In the event of any transfer by operation of law or other involuntary transfer (including, but not limited to, by will or by the laws of descent or distribution) where there is no price established as a matter law, the Company shall have the right to repurchase all of the Shares purchased by Optionee hereunder, at a price to be determined as set forth in Section 2(b) above. In such event, Optionee or Optionee's estate shall notify the Company promptly after the happening of the event giving rise to the involuntary transfer. Within 30 days after receipt of such Notice, the Company or its assignee may elect to purchase any or all Shares to which the Notice refers.

     4. Termination of Repurchase Right and Right of First Refusal. Optionee's obligations and the Company's rights under paragraphs 2 and 3 above shall terminate upon the earlier of (i) the first sale of Common Stock by the Company to the public which raises an aggregate of not less than $5,000,000.00 and which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), or (ii) the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to, another corporation, if immediately after such merger, consolidation or sale of assets, at least 50% of the capital stock of the Company or such other corporation is owned by persons who are not holders of capital stock of the Company immediately prior to such merger, consolidation or sale.

     5. Assignment. The Company may assign its rights under paragraphs 2 and 3 hereof to one or more persons, who shall have the right to so exercise such rights in his own name and for his own account. If the exercise of any such right requires the consent of the California Securities Commissioner or the consent of the Securities Commissioner, or the equivalent, of another state, the parties agree to


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cooperate in requesting such consent.

     6. Adjustment. If, from time to time during the term of the right of first refusal available pursuant to paragraph 3 hereof:

     (a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

     (b) There is any stock consolidation, merger, or sale of substantially all of the assets of the Company;

then, in such event, any and all new, substituted or additional securities or other property to which Optionee is entitled by reason of his ownership of Shares shall be immediately subject to the right of first refusal set forth in paragraph 3 hereof, and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to such right of first refusal (provided, however, if such consolidation, merger or sale of all, or substantially all, of the assets of the Company causes a termination of the right of first refusal set forth in paragraph 3 hereof, then such new, substituted or additional securities or other property shall not be included in the word "Shares" for the purposes of this paragraph).

     7. Legends. All certificates representing any Shares of the Company subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form unless in the opinion of the Company's counsel such legends are no longer necessary:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR ITS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     8. Investment Representations. Unless the Shares have been registered under the Act, in which event the Company will so advise Optionee in writing, Optionee agrees, represents and warrants, in connection with the proposed purchase of the Shares, as follows:

     (a) Optionee represents and warrants that he is purchasing the Shares solely for Optionee's own account for investment and not with a view to, or for resale in connection with any distribution thereof within the meaning of the Act. Optionee further represents that he does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof; and that the entire legal and beneficial interest of the Shares Optionee is purchasing is being purchased for, and will be held for the account of, Optionee only and neither in whole nor in part for any other person.

     (b) Optionee represents and warrants that he is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee further represents that he has a preexisting personal or business relationship with the officers and directors of the Company and that Optionee has such knowledge and experience in business and financial matters to enable him to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto and that he has the capacity to protect his own interests in connection with the purchase of the Shares. Optionee further represents and warrants that Optionee has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable Optionee to evaluate the financial risk inherent in making an investment in the Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     (c) Optionee represents and warrants that he realizes that Optionee's purchase of the Shares will be a speculative investment and that he is able, without impairing Optionee's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on his investment.

     (d) Optionee represents and warrants that the Company has disclosed to him or her in writing: (i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available, and that the Company is under no obligation to register the Shares; and (ii) the Company shall make a notation in its records of the aforementioned restrictions on transfer and legends.

     (e) Optionee represents and warrants that he is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than two (2) years from the date Optionee has purchased and paid for the Shares; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited "brokers' transaction" or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and that any sale of the Shares may be made by Optionee, if he is an affiliate of the Company, only in limited amounts during any three-month period not exceeding specified limitations. Optionee further represents that Optionee understands that at the time he wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he may be precluded from selling the Shares under Rule 144 even if the two-year minimum holding period had been satisfied. Optionee represents that he understands that in the event the applicable requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     (f) Without in any way limiting Optionee's representations and warranties set forth herein, Optionee further agrees that he shall in no event make any disposition of all or any portion of the Shares which Optionee is purchasing unless and until:

          (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

          (ii) Optionee shall have (x) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (y) furnished the Company with an opinion of his own counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of his counsel shall have been concurred in by counsel for the Company and the Company shall have advised Optionee of such concurrence.

     9. Escrow. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Optionee's Shares upon exercise of the Company's right to repurchase and right of first refusal herein provided for, Optionee agrees to deliver to and deposit with the Secretary of the Company or the Secretary's nominee (in either case, the "Escrow Agent"), as Escrow Agent in this transaction, two Assignment Separate From Certificates duly endorsed (with date and number of shares blank) in the form attached hereto as Attachment A, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent and delivered to said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Optionee set forth in Attachment B attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     10. Restriction on Alienation. Optionee agrees that he will not sell, transfer, gift, pledge, hypothecate, assign or otherwise dispose of any of the Shares or any right or interest therein, whether voluntary, by operation of law or otherwise, without the prior written consent of the Company, except a transfer which meets the requirements of this Agreement. Any sale, transfer, gift, pledge, hypothecation, assignment or disposition or purported sale, transfer or other disposition of such Shares by Optionee shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed.

     11. Lockup Agreement. Optionee, if requested by the Company and an underwriter of Common Stock or other securities of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Optionee during the period not to exceed 180 days as requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, provided that all officers and directors of the Company are required or agreed to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares or other securities subject to the foregoing restriction until the end of such period.

     12. Miscellaneous.

     (a) The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

     (b) Subject to the provisions of this Agreement, Optionee shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the purchased Shares.

     (c) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     (d) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     (e) This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to all compliance with the restrictions on transfer herein set forth, be binding upon Optionee, his heirs, executors, administrators, and permitted successors and assigns.

     (f) This Agreement shall be construed under the laws of the State of California and constitutes the entire Agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

     (g) Optionee agrees that, until a public market for the Shares exists, the Shares cannot be readily purchased, sold, or evaluated in the open market, that they have a unique and special value, and that the Company and its stockholders would be irreparably damaged if the terms of this Agreement were not capable of being specifically enforced, and for this reason, among others, Optionee agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies of the Company.

     (h) If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

     (i) Nothing in this Agreement shall be deemed to create any term of employment or affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment, for any reason, with or without cause.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        EarthLink Network, Inc.,
                                        a California corporation

                                        By:

                                        Title:

                                        OPTIONEE

                                        Address:

                                     CONSENT

     The undersigned spouse of Optionee acknowledges that he/she has read the foregoing Agreement and agrees that his interest, if any, in the Shares subject to the foregoing Agreement shall be irrevocably bound by this Agreement and further understands and agrees that any community property interest, if any, shall be similarly bound by this Agreement.

Date:

                                        Spouse of Optionee

                                        Spouse's Name:

                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto and transfers unto _______________ (_____) shares of the Common Stock (the "Shares") of EarthLink Network, Inc., a California corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No. ________ herewith, and does hereby irrevocably constitute and appoint __________________________________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

Dated:

Signature:

                                  ATTACHMENT B

                            JOINT ESCROW INSTRUCTIONS
                              _______________199__

Secretary
EarthLink Network, Inc.
3171 Los Feliz Blvd., Suite 203
Los Angeles, CA 90039


Dear _________:

     As Escrow Agent for both EarthLink Network, Inc., a California corporation (the "Company"), and the undersigned grantee of an option to purchase stock of the Company ("Optionee"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement (the "Agreement"), dated as of ____________ 199__, to which a copy of these Joint Escrow Instructions is attached as Attachment B, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") shall elect to exercise the repurchase right set forth in Section 2 of the Agreement or the right of first refusal set forth in Section 3 of the Agreement (collectively, "Repurchase Rights"), the Company shall give to Optionee and you a written notice specifying the number of shares of stock to be purchased, the exercise price, and the time for a closing hereunder at the principal office of the Company. Optionee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the exercise price (by check, evidence of cancellation of indebtedness of Optionee' to the Company or a promissory note, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Rights.

     3. Optionee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said stock as defined in the Agreement. Optionee does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated.

     4. This escrow shall terminate at such time as there are no longer any shares of stock subject to the Repurchase Rights under the Agreement.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Optionee, you shall deliver all of same to Optionee and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Optionee while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of you own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel, and the Company shall pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer or employee of the Company as successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other address as a party may designate by ten
(10) days advance written notice to each of the other parties hereto.


COMPANY:                   EarthLink Network, Inc.
                           3171 Los Feliz Blvd., Suite 203
                           Los Angeles, CA 90039
                           Attention:       Secretary

OPTIONEE:

ESCROW AGENT:              EarthLink Network, Inc.

                           3171 Los Feliz Blvd., Suite 203
                           Los Angeles, CA 90039
                           Attention: Secretary


     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                        Very truly yours,

                                        EarthLink Network, Inc.,
                                        a California corporation

                                        By:

                                        Title:

                                        OPTIONEE

                                        Address:

                                        Agreed to and accepted as of the date
                                        set forth above.

                                        ESCROW AGENT

                                        Secretary

                             EarthLink Network, Inc.
                     Initial Public Offering of Common Stock
                                Lock-Up Agreement

May 28, 1996

UBS Securities, LLC
Piper Jaffray, Inc.
Cruttenden Roth, Inc.
As Representatives of the several underwriters
c/o UBS Securities, LLC
299 Park Avenue
New York, New York  10171


Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between EarthLink Network, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, no par value (the "common Stock"), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or otherwise dispose of any shares of Common Stock of the Company beneficially owned by the undersigned, any options or warrants to acquire shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock for a period of 180 days following the day on which the Underwriting Agreement is executed without the prior written consent of UBS Securities LLC.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very Truly Yours

By:
     -----------------------------
Name:
     -----------------------------
Address:
        --------------------------

----------------------------------